EXHIBIT 6A

                         FORM OF FOUNDER LOAN AGREEMENT

         THIS FOUNDER LOAN AGREEMENT (this "Agreement") is entered into by and among each of the individuals executing this Agreement(each a "Lender" and collectively, the "Lenders") and AMERICASBANK CORP., a Maryland corporation (the "Company").

         WHEREAS, on June 4, 1996, the Company was incorporated under the laws of the State of Maryland primarily to own all of the outstanding capital stock of a de novo federal stock savings bank to be named AmericasBank (the "Bank"); and

         WHEREAS, on June 5, 1996, certain of the Lenders (the "Organizers") filed an application with the Office of Thrift Supervision ("OTS") to charter the Bank as a federal stock savings bank; and

         WHEREAS, on April 15, 1997, the OTS conditionally approved the application to charter the Bank as a federal stock savings bank; and

         WHEREAS, on June 5, 1996, the Organizers filed an application with the OTS for the Company to become a savings and loan holding company of the Bank; and

         WHEREAS, on April 15, 1997, the OTS approved the Company's application to become a savings and loan holding company of the Bank; and

         WHEREAS, on May 31, 1996, the Bank entered into agreements, as amended, with Rushmore Trust and Savings, FSB ("Rushmore"), for the purchase and assumption of certain of Rushmore's assets and liabilities; and

         WHEREAS, the Company intends to offer to the public (the "Offering") shares of its common stock (the "Common Stock") pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC"); and

         WHEREAS, subject to regulatory approval, each Organizer will serve as either an officer or director of the Company and the Bank; and

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         WHEREAS,  the  Organizers  anticipate  that each  Lender  who is not an
Organizer will be added as a director of the Company and the Bank or will be appointed as an advisory director of the Bank; and

         WHEREAS, in furtherance of the transactions described above (the "Transactions"), each Lender desires to lend funds or has loaned funds to the Company on a non-recourse basis to pay for the expenses incurred or to be incurred in connection with the Transactions, in the amount set opposite such Lender's name on the signature page of this Agreement; and

         WHEREAS, the Lenders understand that if the necessary regulatory approvals are not obtained and/or if the transaction with Rushmore is not consummated for any reason and/or if the Bank does not commence banking operations for any reasons and/or if the Company does not sell at least 240,000 shares of Common Stock in the Offering, the Lenders may not receive the repayment of any of the funds loaned by them to the Company; and

         WHEREAS, the Lenders and the Company intend by this Agreement to delineate their respective rights and obligations with respect to their loans to the Company.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. THE LOANS; REPAYMENT OR OTHER SATISFACTION. In accordance with this Agreement, each Lender has loaned or hereby agrees to loan to the Company on a non-recourse basis the amount set forth opposite his name on the signature page of this Agreement. The loans shall bear interest as follows:

                  (a) All money expended from the Loan Account (as defined in paragraph 2 below) after April 1, 1997 shall bear interest accruing at the rate of 10% per annum. Interest shall be allocated among the Lenders based on a pro rata allocation of the loans made by all of the Lenders.

                  (b) Money deposited into the Loan Account but not expended by the Company shall not bear interest.

Each Lender agrees that the Company is obligated to repay such loans only from the proceeds of the Offering, or, at the Lender's

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option,  to accept the  issuance  of shares of Common  Stock in the  Offering in satisfaction of such loan. The Lenders further agree that if the Offering has not been successfully completed for any reason by December 31, 1997, the Company shall be dissolved and liquidated and each of the Lenders shall: (i) receive, on a pro rata basis based upon the loans made by all of the Lenders, a portion of any of the Company's remaining assets (after the satisfaction of all liabilities to all other creditors); and (ii) accept such distribution in full satisfaction of any amounts due from the Company to the Lenders pursuant to this Agreement.

         2. DEPOSIT AND EXPENDITURE OF FUNDS. All funds collected from the Lenders pursuant to this Agreement (the "Lenders' Funds") have been or will be deposited into an account (the "Loan Account") established with The First National Bank of Maryland. The proper officers of the Company may withdraw funds from the Loan Account, such funds to be used to pay normal and customary expenses relating to the Transactions, including, but not limited to, the following: (a) expenses arising from or relating to the organization, capitalization and operation of the Company or the Bank; (b) expenses arising from or relating to the Offering or the transaction with Rushmore; (c) accounting, legal and due diligence expenses relating to or in connection with the Transactions; and (d) other expenses arising from or directly relating to the Transactions. The Lenders hereby acknowledge that the Company will make withdrawals from the Loan Account, and, accordingly, if the Offering is not successfully completed, the Lenders will not receive a repayment of 100% of the Lenders' Funds, and may not receive the return of any of the Lenders' Funds.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Lender hereby represents and warrants to, and acknowledges to and agrees with, the Company, the Bank and each other Lender as follows:

                  (a) Each Lender recognizes that the Bank is a de novo bank to be organized in the future and has no financial or operating history, that the organization and operation of the Company and the Bank entails significant risks, including, without limitation, that the organization of the Company and the Bank is subject to regulatory approvals and that there are no assurances that such approvals will be obtained and that the Offering may never be commenced, and that even if commenced, it may be unsuccessful and not raise sufficient funds to repay the

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indebtedness  arising  from the  funds  loaned  by the  Lenders  to the  Company pursuant to this Agreement.

                  (b) Within five days after receipt of a request from the Company, each Lender hereby agrees to provide such information and to execute and deliver such documents as may be reasonably necessary to comply with any and all laws and ordinances to which the Company or the Bank is subject.

         4. TERMINATION OF PRIOR AGREEMENTS. In the event that any Lender has entered into any other agreement with the Company or the Bank which is in any way related to the Transactions, such agreement is hereby terminated and of no further force or effect.

         5. INDEMNIFICATION. Each Lender agrees to indemnify and hold harmless the Company, the Bank and each of the other Lenders and all of their respective agents and representatives who are associated with the Transactions and all of the officers and directors of the Company and the proposed officers and directors of the Bank against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representations or warranty or breach or failure by the Lender to comply with any covenant or agreement made by the Lender in this Agreement.

         6. IRREVOCABILITY; BINDING EFFECT. Each Lender hereby acknowledges and agrees that: (a) the Lender is not entitled to cancel, terminate or revoke this Agreement; and (b) this Agreement shall survive the death or disability of the Lender and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

         7. MODIFICATION. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

         8. NOTICES. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to any other party hereunder shall be sufficiently given if: (a)

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deposited,  postage prepaid,  in a United States mail box, stamped registered or certified mail, return receipt requested, addressed to (i) a Lender at his address as on file with the Company or (ii) the Company at 515 East Joppa Road, Towson, Maryland 21086 and; or (b) delivered personally at such address.

         9. COUNTERPARTS. This Agreement may be executed through the use of one or more counterparts, and each counterpart shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

         10. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein.

         11. SEVERABILITY. Each provision of this Agreement is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

         12. ASSIGNABILITY. This Agreement is not transferable or assignable by any of the undersigned.

         13. HEADINGS. All headings in this Agreement are included herein for convenience of reference only, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         14. GOVERNING LAW, JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applied to residents of that state executing contracts wholly to be performed in that state. Each Lender irrevocably agrees that, subject to the Company's sole and absolute election, any action or proceeding in any way, manner or respect arising out of this Agreement or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith shall be litigated only in the courts having situs within the City of Baltimore, the State of Maryland, and each Lender hereby consents and submits to the jurisdiction of any local, state or federal court located within such city and state. Each Lender hereby waives any right he may

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have  to  transfer  or  change  the  venue of any litigation brought against the
Lender by the Company.

         15. CERTIFICATE OF NON-FOREIGN STATUS. Each Lender declares that, to the best of his knowledge and belief, the following statements are true, correct and complete: (a) that unless an Internal Revenue Service Form 4224 has been completed, the Lender is not a foreign person for purposes of U.S. income taxation (i.e., he is not a nonresident alien, nor executing this document as an officer of a foreign corporation, as a partner in a foreign partnership, or as a fiduciary of a foreign employee benefit plan, foreign trust or foreign estate) and (b) that the Lender agrees to inform the Company promptly if each of the Lender becomes a nonresident alien.

         16. ADDITIONAL LENDERS. Notwithstanding anything to the contrary contained in this Agreement, the Company may add additional Lenders (an "Additional Lender") to this Agreement without obtaining the consent of the other Lenders executing this Agreement, and to the extent the Lenders make any representations, warranties or agreements to each other pursuant to this Agreement, such representations, warranties or agreements shall also be deemed made to the Additional Lenders.

         IN WITNESS WHEREOF, the Lenders and the Company have executed and delivered this Agreement under their respective seals as of the date indicated under the parties' signature.

Amount of Loan:


___________________________         _____________________________________
                                    Name of Lender:
                                    Date:

                                    AMERICASBANK CORP.


___________________________         By: _________________________________
                                        J. Clarence Jameson, II
                                        President
                                    Date:

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